                                                          EXHIBIT (a)(1)(B)(iii)

                        TIER 1 - EXECUTIVE ELECTION FORM
           TO EXCHANGE OPTIONS TO PURCHASE SHARES OF COMMON STOCK OF
                                RCN CORPORATION
           PURSUANT TO THE OFFER TO EXCHANGE DATED SEPTEMBER 25, 2001

Use this election form if you are a senior vice president or a more senior executive officer with Eligible Options.

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                 TIER 1 - EXECUTIVE OPTIONS (Strike Price of Less Than $16.00)
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       NAME AND ADDRESS OF HOLDER OF OPTIONS

Fill in your phone number, and if there is any error  (   )     -
in the name or address shown below, please make the   ------------------------------------------
necessary corrections at the right                    DAYTIME PHONE
                                                      ------------------------------------------
                                                      PRINT NAME (IF INCORRECT AT THE LEFT)
                                                      ADDRESS OF HOLDER:
                                                      ------------------------------------------
                                                      ------------------------------------------
                                                      ------------------------------------------

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

     Please check the box under the heading "Check Here to Exchange this Option" for each Eligible Option grant that you would like to exchange for New Options. BY NOT MAKING AN ELECTION ON ANY PARTICULAR GRANT BELOW, YOU HAVE ELECTED TO REJECT THE OFFER FOR THAT PARTICULAR GRANT.

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                                           OPTIONS CURRENTLY  # OF NEW OPTIONS TO BE    CHECK HERE TO
     GRANT DATE          STRIKE PRICE         OUTSTANDING      GRANTED IF EXCHANGED  EXCHANGE THIS OPTION
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

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

     With respect to the options I am electing to exchange, I am electing the following pricing option for the determination of the exercise price of my new options:
____ Pricing Option 1:  The lesser of (x) $1.95, the closing price of the common stock as reported by the Nasdaq National Market on September 20, 2001, and (y) the average closing price for the common stock as reported by the Nasdaq National Market during the period commencing on September 20, 2001 and ending on the expiration date of the offer, as the same may be extended.
____ Pricing Option 2:  The greater of (x) the closing price of the common stock as reported by the Nasdaq National Market on the expiration date of the offer, as the same may be extended, and (y) the price determined in accordance with Pricing Option 1.

---------------------------------
                                    Grant Date                       Options Currently
Signature
                                    Date                             Vested (For Information Purposes
                                                                     Only)
---------------------------------
Date

     THIS OFFER TO EXCHANGE AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., EASTERN STANDARD TIME, ON OCTOBER 23, 2001, UNLESS THE OFFER IS EXTENDED.

  By Registered or Certified           By Hand Delivery:             By Overnight Courier:
             Mail:
                                 Mellon Investor Services LLC    Mellon Investor Services LLC
 Mellon Investor Services LLC     120 Broadway -- 13th Floor         85 Challenger Road --
         P.O. Box 3301                New York, NY 10271              Mail Drop -- Reorg.
  South Hackensack, NJ 07606    Attn: Reorganization Department      Ridgefield, NJ 07660
Attn: Reorganization Department                                 Attn: Reorganization Department
                                     Telephone Inquiries:
                                        1-858-232-7873

     If you accept the offer to exchange options ("offer"), any Eligible Options described above that you elect to exchange will be exchanged for New Options in the amount listed for each grant that you elect to exchange. If you hold Eligible Options with a Strike Price equal to or greater than $16.00, you will receive a separate election form that you must complete in addition to this form.

     If you accept the offer, your total number of options will equal the New Options listed for each grant that you elect to exchange, plus the current number of options in each grant you elect not to exchange or was not eligible for exchange.

     If you do not accept this offer, and elect not to exchange any Eligible Options, there will be no change in your existing option grants and you will not receive any New Options as set forth above for each Eligible Option grant.

     Also, please note that you do not need to include any stock option agreements or other documents relating to the Eligible Options you are electing to exchange, if any. RCN will exchange and cancel such options electronically and update your option records accordingly.

     Please check the box above next to each Eligible Option grant, indicating whether you elect to accept the offer to exchange such option grants, sign and date where indicated, provide your home telephone number and return this form to Mellon Investor Services at one of the addresses listed above.

     Please refer to the Offer to Exchange, Supplement A and Summary of Terms for complete information regarding the terms and conditions for the exchange of your options.